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                                                                   Exhibit 10.43

This Amendment Agreement is made the 3rd day of August 1995

BETWEEN

(1) CCJEC: China Chang Jiang Energy Corporation (Group), with its legal address at No. 124, Quangahang Yi Road, Hong Shang District, Wuhan, Hubei Province, PRC, and with Mr. Yu Zhian, President, a citizen of the PRC, as its legal representative;

(2) NWPC: The New World Power Corporation, incorporated in Delaware, U.S.A., with its principal office at the Farmhouse, 558 Lime Rock Road, Lime Rock, Connecticut, U.S.A. 06039, and with Mr. John D. Kuhns, Chairman of the Board, a citizen of the United States, as its legal representative.

WHEREAS

(A) CCJEC and NWPC entered into a Share Transfer Agreement (the "Transfer Agreement"), dated 24th February 1995 in respect of the transfer of 40% interests of CCJEC in the Fujian Chang Ping Hydro Power Company Limited (the "JV Company") to NWPC at the consideration of 120,720,000 yuan (Say One Hundred Twenty Million Seven Hundred Twenty Thousand Yuan).

(B) CCJEC has secured the consent of Fujian Mingbei Hydroelectric Resources Mixed Development Company ("MINGBEI") in waiving their first rights of refusal of the share transfer as set out in clause 15 of the Joint Venture Agreement signed between CCJEC and MINGBEI on September 1994;

(C) The parties have agreed to amend the Transfer Agreement as provided herein.

IT IS AGREED as follows:

1.       CONDITIONS PRECEDENT

         The provisions of clause 2 shall take effect and from the date NWPC received the following documentation from CCJEC and found to be satisfactory in form and substance to it:

         (a) an opinion of C & C Law Office of the document as provided by CCJEC in the Due Diligence Progress Report as attached in Schedule One;

         (b)      an audited report of the employment of funds of the JV Company
                  up to the date of           by a licensed certified public
                  accountant of the PRC or Hong Kong;

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         (c)      the issuance by CCJEC of the receipt of US$1 million to NWPC on the payment which was made on 22nd May 1995.

2.       AMENDMENTS

2.1      The Share Transfer Agreement shall be amended as follows:

         (a) On clause 3, add the following two subparagraphs immediately after the first paragraph:

                  (a) On completion of the transfer of 40% interest from CCJEC to NWPC, CCJEC shall surrender all its propriety, right and interest of the 40% interests in the JV Company to NWPC.

                  (b) NWPC shall have the right to appoint a third party to assume one of the two seats in the Board of Directors which NWPC is entitled to hold in the JV Company after the completion of the transfer of interests.

         (b) On clause 4, delete subparagraphs (a) and (b) and (c) and replace it with the following:

                  (a) That the first payment of US$1 million to be made by NWPC to CCJEC on 22nd May 1995.

                  (b) NWPC will make the second payment of US$3.2 million to CCJEC immediately on completion of this Agreement.

                  (c) Upon receipt of the second payment from NWPC, CCJEC shall surrender a total of 24% interests in the JV Company to NWPC. CCJEC shall formally issue a certificate to the effect that the 24% interest has been duly passed to NWPC, its assignee, beneficiary or successor.

                  (d) The balance of the payment will be made by NWPC to CCJEC in September 1995 when CCJEC shall execute the formal transfer of the rest of the 40% interests of the JV Company to NWPC.

                  (e) Upon completion of full payment by NWPC to CCJEC, NWPC, its assignee, beneficiary or successor shall have its respective rights and interests in the distribution of profits of the JV Company.

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3.       MISCELLANEOUS

3.1 The Share Transfer Agreement shall as and from the effective date of this Agreement be read and construed together with this Amendment Agreement and the original Share Transfer Agreement together with this Agreement shall be deemed to constitute one and the same instrument.

3.2 Save as expressly provided in this Amendment Agreement, the Share Transfer Agreement remains and shall continue in full force and effect.

3.3 This Amendment Agreement shall be governed by and construed in accordance with PRC law.

IN WITNESS WHEREOF this Agreement has been duly executed by the duly authorized representatives of the parties hereto on the date first above written.

CHINA CHANG JIANG ENERGY CORPORATION (GROUP)

By:    /s/ Yu Zhian
       -----------------------

Name:    Yu Zhian
Title:   President

By:    /s/ John D. Kuhns
       -----------------------

Name:    John D. Kuhns
Title:   Chairman of the Board

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